June 2024

Preliminary Pricing Supplement No. 2,638

Registration Statement Nos. 333-275587; 333-275587-01

Dated June 17, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after six months, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund, which we refer to as the underlyings, on any of the quarterly determination dates is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 90% of its respective initial level, investors will receive a payment at maturity of at least $1,342.00 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final level of either underlying is less than 90% of its respective initial level but the final level of each underlying is greater than or equal to 70% of its respective initial level which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forgo current income and participation in the appreciation of either underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective then-applicable redemption threshold level on a quarterly determination date or at or above 90% of its initial level on the final determination date, respectively, with no possibility of an early redemption until after the six-month non-call period. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of either underlying will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley Finance LLC
Guarantor:		Morgan Stanley
Underlyings:		Russell 2000® Index (the “RTY Index” or the “underlying index”) and Real Estate Select Sector SPDR® Fund (the “XLRE Shares”)
Aggregate principal amount:		$
Stated principal amount:		$1,000 per security
Issue price:		$1,000 per security
Pricing date:		June 21, 2024
Original issue date:		June 26, 2024 (3 business days after the pricing date)
Maturity date:		June 24, 2027
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following the initial 6-month non-call period, if, on any quarterly determination date, beginning on December 23, 2024, the closing level of each underlying is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of either underlying is below its respective then-applicable redemption threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 11.40% per annum, to be determined on the pricing date) for each quarterly determination date (beginning after six months), as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after six months, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to 90% of its respective initial level:

At least $1,342.00 (to be determined on the pricing date)

●If the final level of either underlying is less than 90% of its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of either underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $961.20 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$20(1)	$979
$1(2)
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a sales commission of up to $20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to selected dealers by the agent or its affiliates of $1 for each security.

(3)See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Redemption threshold levels:	1st determination date: With respect to the RTY Index, , which is 100% of its initial level With respect to the XLRE Shares, $ , which is 100% of its initial level	6th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level
	2nd determination date: With respect to the RTY Index, , which is 100% of its initial level With respect to the XLRE Shares, $ , which is 100% of its initial level	7th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level
	3rd determination date: With respect to the RTY Index, , which is 100% of its initial level With respect to the XLRE Shares, $ , which is 100% of its initial level	8th determination date: With respect to the RTY Index, , which is 90% of its initial level With respect to the XLRE Shares, $ , which is 90% of its initial level
	4th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level	9th determination date: With respect to the RTY Index, , which is 90% of its initial level With respect to the XLRE Shares, $ , which is 90% of its initial level
	5th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level	10th determination date: With respect to the RTY Index, , which is 90% of its initial level With respect to the XLRE Shares, $ , which is 90% of its initial level
Downside threshold level:	With respect to the RTY Index, , which is 70% of its initial level With respect to the XLRE Shares, $ , which is 70% of its initial level
Initial level:	With respect to the RTY Index, , which is its closing level on the pricing date With respect to the XLRE Shares, $ , which is its closing level on the pricing date
Closing level:

With respect to the RTY Index, the index closing value for such underlying on any index business day

With respect to the XLRE Shares, the closing price for such underlying on any trading day multiplied by the adjustment factor on such day

Final level:	With respect to the RTY Index, the closing level on the final determination date With respect to the XLRE Shares, the closing level on the final determination date
Adjustment factor:	With respect to the XLRE Shares, 1.0, subject to adjustment in the event of certain events affecting the XLRE Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61776MNP6 / US61776MNP67
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)

Determination Dates	Early Redemption Dates			Early Redemption Payments (per $1,000 Security)*
1st determination date:	12/23/2024	1st early redemption date:	12/27/2024	At least $1,057.00
2nd determination date:	3/21/2025	2nd early redemption date:	3/26/2025	At least $1,085.50
3rd determination date:	6/30/2025	3rd early redemption date:	7/3/2025	At least $1,114.00
4th determination date:	9/22/2025	4th early redemption date:	9/25/2025	At least $1,142.50
5th determination date:	12/22/2025	5th early redemption date:	12/26/2025	At least $1,171.00
6th determination date:	3/23/2026	6th early redemption date:	3/26/2026	At least $1,199.50
7th determination date:	6/22/2026	7th early redemption date:	6/25/2026	At least $1,228.00
8th determination date:	9/21/2026	8th early redemption date:	9/24/2026	At least $1,256.50
9th determination date:	12/21/2026	9th early redemption date:	12/24/2026	At least $1,285.00
10th determination date:	3/22/2027	10th early redemption date:	3/25/2027	At least $1,313.50
Final determination date:	6/21/2027	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least approximately 11.40% per annum.

June 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, beginning after six months, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund on any quarterly determination date (beginning after six months) is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 90% of its respective initial level, investors will receive a payment at maturity of at least $1,342.00 per $1,000 security. If the securities have not previously been redeemed and the final level of either underlying is less than 90% of its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in either underlying.

Maturity:	Approximately 3 years
Automatic early redemption (beginning after six months):

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this initial 6-month non-call period, if, on any quarterly determination date, the closing level of each underlying is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Redemption threshold levels:	1st determination date: With respect to the RTY Index, , which is 100% of its initial level With respect to the XLRE Shares, $ , which is 100% of its initial level	6th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level
	2nd determination date: With respect to the RTY Index, , which is 100% of its initial level With respect to the XLRE Shares, $ , which is 100% of its initial level	7th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level
	3rd determination date: With respect to the RTY Index, , which is 100% of its initial level With respect to the XLRE Shares, $ , which is 100% of its initial level	8th determination date: With respect to the RTY Index, , which is 90% of its initial level With respect to the XLRE Shares, $ , which is 90% of its initial level
	4th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level	9th determination date: With respect to the RTY Index, , which is 90% of its initial level With respect to the XLRE Shares, $ , which is 90% of its initial level
	5th determination date: With respect to the RTY Index, , which is 95% of its initial level With respect to the XLRE Shares, $ , which is 95% of its initial level	10th determination date: With respect to the RTY Index, , which is 90% of its initial level With respect to the XLRE Shares, $ , which is 90% of its initial level
Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 11.40% per annum) for each quarterly

June 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

determination date, as follows*:
	●1st determination date:	At least $1,057.00
	●2nd determination date:	At least $1,085.50
	●3rd determination date:	At least $1,114.00
	●4th determination date:	At least $1,142.50
	●5th determination date:	At least $1,171.00
	●6th determination date:	At least $1,199.50
	●7th determination date:	At least $1,228.00
	●8th determination date:	At least $1,256.50
	●9th determination date:	At least $1,285.00
	●10th determination date:	At least $1,313.50

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to 90% of its respective initial level:

At least $1,342.00 (to be determined on the pricing date)

●If the final level of either underlying is less than 90% of its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of either underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $961.20, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary

June 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund on any quarterly determination date is greater than or equal to its respective then-applicable redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after six months, when each underlying closes at or above its respective then-applicable redemption threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in either underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above 90% of its respective initial level. At maturity, investors will receive a cash payment equal to at least $1,342.00 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in either underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below 90% of its respective initial level, but the final level of each underlying is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

June 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the quarterly determination dates (beginning after six months), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual early redemption payment amounts, initial levels, redemption threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 11.40% per annum) for each quarterly determination date (beginning after six months), as follows:

	●1st determination date:	$1,057.00
	●2nd determination date:	$1,085.50
	●3rd determination date:	$1,114.00
	●4th determination date:	$1,142.50
	●5th determination date:	$1,171.00
	●6th determination date:	$1,199.50
	●7th determination date:	$1,228.00
	●8th determination date:	$1,256.50
	●9th determination date:	$1,285.00
	●10th determination date:	$1,313.50
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to 90% of its respective initial level:

$1,342.00 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final level of either underlying is less than 90% of its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of either underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: 2,000 With respect to the XLRE Shares: $35.00
90% of the Hypothetical Initial Level:	With respect to the RTY Index: 1,800, which is 90% of its hypothetical initial level With respect to the XLRE Shares: $31.50, which is 90% of its hypothetical initial level
Hypothetical Downside Threshold Level:	With respect to the RTY Index: 1,400, which is 70% of its hypothetical initial level With respect to the XLRE Shares: $24.50, which is 70% of its hypothetical initial level
Hypothetical Redemption Threshold Levels:	1st determination date: With respect to the RTY Index, 2,000, which is 100% of its hypothetical initial level With respect to the XLRE Shares, $35.00,	6th determination date: With respect to the RTY Index, 1,900, which is 95% of its hypothetical initial level With respect to the XLRE Shares, $33.25,

June 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 24, 2027, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

which is 100% of its hypothetical initial level	which is 95% of its hypothetical initial level
2nd determination date: With respect to the RTY Index, 2,000, which is 100% of its hypothetical initial level With respect to the XLRE Shares, $35.00, which is 100% of its hypothetical initial level	7th determination date: With respect to the RTY Index, 1,900, which is 95% of its hypothetical initial level With respect to the XLRE Shares, $33.25, which is 95% of its hypothetical initial level
3rd determination date: With respect to the RTY Index, 2,000, which is 100% of its hypothetical initial level With respect to the XLRE Shares, $35.00, which is 100% of its hypothetical initial level	8th determination date: With respect to the RTY Index, 1,800, which is 90% of its hypothetical initial level With respect to the XLRE Shares, $31.50, which is 90% of its hypothetical initial level
4th determination date: With respect to the RTY Index, 1,900, which is 95% of its hypothetical initial level With respect to the XLRE Shares, $33.25, which is 95% of its hypothetical initial level	9th determination date: With respect to the RTY Index, 1,800, which is 90% of its hypothetical initial level With respect to the XLRE Shares, $31.50, which is 90% of its hypothetical initial level
5th determination date: With respect to the RTY Index, 1,900, which is 95% of its hypothetical initial level With respect to the XLRE Shares, $33.25, which is 95% of its hypothetical initial level	10th determination date: With respect to the RTY Index, 1,800, which is 90% of its hypothetical initial level With respect to the XLRE Shares, $31.50, which is 90% of its hypothetical initial level

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	RTY Index Closing Level	XLRE Shares Closing Level	Payment (per security)
1st Determination Date	2,300 (at or above the then-applicable redemption threshold level)	$29.75 (below the then-applicable redemption threshold level, securities are not redeemed)	--
2nd Determination Date	2,600 (at or above the then-applicable redemption threshold level)	$43.75 (at or above the then-applicable redemption threshold level, securities are automatically redeemed)	$1,085.50

In this example, on the first determination date, the closing level of one of the underlyings is at or above its respective then-applicable redemption threshold level, but the closing level of the other underlying is below its respective then-applicable redemption threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective then-applicable redemption threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,085.50 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in either underlying.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective then-applicable redemption threshold level(s) on each of the quarterly determination dates (beginning after six months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	RTY Index Final Level	XLRE Shares Final Level	Payment at Maturity (per security)
Example 1:	3,200 (at or above 90% of its initial level)	$61.25 (at or above 90% of its initial level)	$1,342.00
Example 2:	1,700 (below 90% of its initial level but at or above its downside threshold level)	$42.00 (at or above 90% of its initial level and at or above its downside threshold level)	$1,000

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Example 3:	2,500 (at or above 90% of its initial level and at or above its downside threshold level)	$17.50 (below its downside threshold level)	$1,000 x ($17.50 / $35.00) = $500
Example 4:	400 (below its downside threshold level)	$29.75 (below 90% of its initial level but at or above its downside threshold level)	$1,000 x (400 / 2,000) = $200
Example 5:	400 (below its downside threshold level)	$14.00 (below its downside threshold level)	$1,000 x (400 / 2,000) = $200

In example 1, the final level of each underlying is at or above 90% its respective initial level. Therefore, investors receive $1,342.00 per security at maturity. Investors do not participate in any appreciation in either underlying.

In example 2, the final level of one of the underlyings is at or above 90% of its initial level and at or above its downside threshold level, but the final level of the other underlying is below 90% of its initial level and at or above its downside threshold level. The XLRE Shares have increased 20% from the initial level to the final level and the RTY Index has declined 15% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in either underlying.

In example 3, the final level of one of the underlyings is at or above 90% of its initial level and at or above its downside threshold level, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The RTY Index has increased 25% from its initial level to its final level and the XLRE Shares have declined 50% from the initial level to the final level. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the XLRE Shares, which represent the worst performing underlying in this example.

In example 4, the final level of one of the underlyings is below 90% of its initial level but at or above its downside threshold level, while the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The XLRE Shares have declined 15% from the initial level to the final level and the RTY Index has declined 80% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the RTY Index, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. The RTY Index has declined 80% from its initial level to its final level and the XLRE Shares have declined 60% from the initial level to the final level. Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the RTY Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of either underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of either underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective then-applicable redemption threshold level on any quarterly determination date (beginning after six months), or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above 90% of its initial level. In all cases, you will not participate in any appreciation of either underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, redemption threshold levels and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the underlying index and the Real Estate Select Sector Index (the “share underlying index”),

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the underlying index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

othe composition of the underlyings and changes in the constituent stocks of the underlying index and the share underlying index, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of either underlying based on its historical performance. The value(s) of one or both of the underlyings may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount. See “Russell 2000® Index Overview” and “Real Estate Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

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￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the underlying index or the share underlying index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the underlying index or the share underlying index. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index or the share underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that

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cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including taking positions in the XLRE Shares and the stocks constituting the underlying index or the share underlying index and futures and/or options contracts on the underlyings or the component stocks of the underlying index or the share underlying index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of either of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the redemption threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive an early redemption payment, each underlying must close at or above its respective then-applicable redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined

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to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of the underlying index based on the closing prices of the securities constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance, is greater than or equal to the then-applicable redemption threshold level or downside threshold level, as applicable.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the real estate industry. The securities are subject to certain risks applicable to the real estate industry. The Real Estate Select Sector SPDR® Fund invests in companies in the following industries: real estate management and development and Real Estate Investment Trusts (“REITs”), excluding mortgage REITs. As a result, the securities are exposed to the risks associated with owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and is characterized by intense competition and periodic overbuilding. The United States real estate market has experienced periods of significant declines, and we can give you no assurance that similar declines will not occur in the future. Specific risks especially relevant to an investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the securities.

￭Adjustments to the XLRE Shares or the index tracked by the XLRE Shares could adversely affect the value of the securities. The investment adviser to the XLRE Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser to the XLRE Shares may add, delete or substitute the stocks composing the XLRE Shares. Any of these actions could adversely affect the price of the XLRE Shares and, consequently, the value of the securities. The publisher of the share underlying index is responsible for calculating and maintaining the share underlying index. The publisher of the share underlying index may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the XLRE Shares and the value of the securities. The publisher of the share underlying index may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XLRE Shares and, consequently, the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLRE Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XLRE Shares. However, the calculation agent will not make an adjustment for every event that can affect the XLRE Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

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￭The performance and market price of the XLRE Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLRE Shares. The XLRE Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the XLRE Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of XLRE Shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XLRE Shares may impact the variance between the performances of XLRE Shares and the share underlying index.  Finally, because the XLRE Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the XLRE Shares may differ from the net asset value per share of the XLRE Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XLRE Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the XLRE Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XLRE Shares, and their ability to create and redeem the XLRE Shares may be disrupted. Under these circumstances, the market price of the XLRE Shares may vary substantially from the net asset value per share of the XLRE Shares or the value of the share underlying index.

For all of the foregoing reasons, the performance of the XLRE Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLRE Shares.  Any of these events could materially and adversely affect the price of the XLRE Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XLRE Shares on the final determination date, even if the XLRE Shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the XLRE Shares.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on June 14, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/28/2024):	2,124.547
Current Index Value:	2,006.159	52 Week Low (on 10/27/2023):	1,636.938
52 Weeks Ago:	1,874.098

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through June 14, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on June 14, 2024 was 2,006.159. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Index Closing Values January 1, 2019 to June 14, 2024

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Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter (through June 14, 2024)	2,109.459	1,942.958	2,006.159

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Principal at Risk Securities

Real Estate Select Sector SPDR® Fund Overview

The Real Estate Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Real Estate Select Sector SPDR® Fund. The Real Estate Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Real Estate Select Sector Index. It is possible that this fund may not fully replicate the performance of the Real Estate Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLRE Shares is accurate or complete.

Information as of market close on June 14, 2024:

Bloomberg Ticker Symbol:	XLRE UP	52 Week High (on 12/28/2023):	$40.50
Current Share Price:	$38.53	52 Week Low (on 10/25/2023):	$32.19
52 Weeks Ago:	$37.57

The following graph sets forth the daily closing values of the XLRE Shares for the period from January 1, 2019 through June 14, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLRE Shares for each quarter in the same period. The closing price of the XLRE Shares on June 14, 2024 was $38.53. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLRE Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLRE Shares at any time, including on the determination dates.

XLRE Shares Daily Closing Prices January 1, 2019 to June 14, 2024

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Real Estate Select Sector SPDR® Fund (CUSIP: 81369Y860)	High ($)	Low ($)	Period End ($)
2019
First Quarter	36.23	30.29	36.22
Second Quarter	38.50	35.14	36.77
Third Quarter	40.10	36.70	39.34
Fourth Quarter	40.18	37.47	38.67
2020
First Quarter	41.93	25.46	31.00
Second Quarter	37.86	29.12	34.81
Third Quarter	37.14	33.85	35.27
Fourth Quarter	37.77	33.98	36.56
2021
First Quarter	39.91	35.06	39.49
Second Quarter	45.73	40.12	44.33
Third Quarter	48.73	44.45	44.45
Fourth Quarter	51.81	44.62	51.81
2022
First Quarter	51.33	43.98	48.32
Second Quarter	50.60	38.85	40.86
Third Quarter	45.74	35.63	36.01
Fourth Quarter	39.47	33.77	36.93
2023
First Quarter	41.83	34.62	37.38
Second Quarter	37.75	35.21	37.69
Third Quarter	38.97	33.60	34.07
Fourth Quarter	40.50	32.19	40.06
2024
First Quarter	40.43	37.55	39.53
Second Quarter (through June 14, 2024)	39.20	35.73	38.53

This document relates only to the securities offered hereby and does not relate to the XLRE Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLRE Shares (and therefore the price of the XLRE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLRE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the

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advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Real Estate Select Sector Index. The Real Estate Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the real estate sector of the S&P 500® Index. The Real Estate Select Sector Index includes component stocks in industries such as real estate management and development and Real Estate Investment Trusts (“REITs”), excluding mortgage REITs. For more information, see “S&P® Select Sector Indices—Real Estate Select Sector Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof
Share underlying index:	With respect to the XLRE Shares, the Real Estate Select Sector Index
Share underlying index publisher:	With respect to the XLRE Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Index closing value:

The index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the underlying index or any successor index (as defined under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the underlying index will be based on the alternate calculation as described under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the underlying index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the underlying index published by the underlying index publisher.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

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Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLRE Shares, in stocks constituting the underlying index or the share underlying index and in futures and/or options contracts on the XLRE Shares, the underlying index, the share underlying index or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the XLRE Shares, the stocks constituting the underlying index or share underlying index, futures or options contracts on the XLRE Shares, the underlying index, the share underlying index or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a sales commission of up to $20 for each security they sell. In addition, selected dealers will receive a structuring fee of $1 for each security from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

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MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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